Exhibit 1.1
7,000,000 Shares
CONEXANT SYSTEMS, INC.
Common Stock
UNDERWRITING AGREEMENT
September 24, 2009
Oppenheimer & Co. Inc.
300 Madison Avenue
New York, New York 10017
Ladies and Gentlemen:
     Conexant Systems, Inc., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions contained herein, to sell to you (the “Underwriter”) an aggregate of 7,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 1,050,000 shares (the “Option Shares”) of Common Stock from the Company solely for the purpose of covering over allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Shares.”
     The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 declared effective by the Commission on July 27, 2009 (No. 333-160637), including a related prospectus dated July 27, 2009 (the “Base Prospectus”) relating to Common Stock, preferred stock, warrants and units of the Company that may be sold by the Company from time to time in accordance with Rule 415 of the Securities Act, and such amendments thereof to the date of this Agreement. Copies of such registration statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you.
     The term “Registration Statement” as used in this Agreement means the registration statement referred to in the preceding paragraph (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended from time to time, including the information (if any) contained in the form of final prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430B of the Rules.
     If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Preliminary Prospectus” means the Base Prospectus and any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules, in the form provided to the Underwriter by the Company for use in connection with the offering of the Shares. The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, and including, without limitation, the final prospectus supplement, filed pursuant to and within the limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement through the date of such prospectus supplement. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus, or the Prospectus shall be deemed to refer to and include any such document filed or to be filed (but shall not include any document or information deemed to be furnished) under the Exchange Act after the date of the Registration Statement, any such Preliminary Prospectus, the Statutory Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     The Company understands that the Underwriter proposes to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus and the Prospectus, as soon after the date of this Agreement as the Underwriter deems advisable. The Company hereby confirms that the Underwriter and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).
               1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
     (a) The Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $2.69325 per share (the “Initial Price”), the Firm Shares.
     (b) The Company hereby grants to the Underwriter an option to purchase all or any part of the Option Shares at the Initial Price. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriter and may be exercised in whole or in part at any time (but not more than once) on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Underwriter to the Company no later than 12:00 noon, New York

City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.
     (c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriter (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each date of delivery as specified in the notice from the Underwriter to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”
     (d) Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery of the certificates to the Underwriter for the Shares to be purchased by the Underwriter.
     (e) Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).
               2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act, including the transaction requirements set forth in General Instruction 1.B.1 of such form. The Company filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Shares. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and

the rules and regulations of the Commission thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not as of the date thereof, does not (when considered together with the Pricing Information), as of the date hereof, and will not (when considered together with the Pricing Information), as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Underwriter specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Underwriter for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the statements contained in the first paragraph, fourth sentence of the third paragraph, the ninth paragraph and the thirteenth paragraph under the caption “Underwriting” in the Prospectus (collectively, the “Underwriting Information”).
     (b) As of the Applicable Time (as hereinafter defined), neither (i) the Statutory Prospectus (as hereinafter defined), together with the Pricing Information (as hereinafter defined) (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.
     Each Issuer Free Writing Prospectus (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act (a “Road Show”)) (i) is identified in Schedule II hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.
As used in this Section and elsewhere in this Agreement:
“Applicable Time” means 9:00 A.M. (Eastern time) on the date of this Underwriting Agreement.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares immediately prior to the Applicable Time, including any document incorporated by reference therein immediately prior to the Applicable Time.
“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including, without limitation, each Road Show.
“Pricing Information” means the information set forth in Schedule III hereto.
     (c) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.
     (d) The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act and the Rules or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Rules or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (e) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, the Statutory Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus through the completion of the public offer and sale of the Shares there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the Statutory Prospectus and the Prospectus present fairly in all material respects the financial position and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as may be otherwise specified therein or to the extent unaudited financial statements exclude footnotes or may be condensed or summary statements, and it being understood that the unaudited financial statements are subject to normal year-end adjustments. The summary consolidated financial information included in the Statutory Prospectus and Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information. The pro forma financial statements and the related notes and schedules thereto included in the Registration Statement, the Statutory Prospectus and the Prospectus, at the time such pro forma financial statements were filed by the Company with the Commission on a Current Report on Form 8-K, presented fairly the information shown therein, were prepared in accordance with the Securities Act, the Exchange Act, the Rules and the rules and regulations of the Exchange Act with respect to pro forma financial statements and were properly compiled on the bases described therein and, at such time, the assumptions used in the preparation of the pro forma financial statements were reasonable and the adjustments used therein were appropriate to give effect to the transactions and circumstances referred to therein. Except as described in the Statutory Prospectus and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a Material Adverse Effect (as defined herein).
     (g) Deloitte & Touche LLP (the “Auditor”) whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules and the Public Company Accounting Oversight Board.
     (h) The Company and each of its subsidiaries that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (each, a “Subsidiary”), has been duly organized and is validly existing and in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of incorporation or organization. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Company’s subsidiaries, including each entity, corporation, partnership, joint venture, association or other business organization controlled directly or indirectly by the Company, including each Significant Subsidiary (each, a “subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable and, other than as described in the Statutory Prospectus and the Prospectus, are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties except where the failure to so qualify or to have such power or authority individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification except for any such proceeding which, if determined adversely to the Company, would not result in a Material Adverse Effect.
     (i) The Registration Statement initially became effective within three years of the date hereof.
     (j) The Company and each of its Subsidiaries has all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or entities (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business as is currently being conducted, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and has not received any written notice of proceedings relating to the revocation or modification of any Permits, except where such violation would not, or such proceedings, if determined adversely to the Company or any of its Subsidiaries would not individually or in the aggregate have a Material Adverse Effect.
     (k) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

     (l) Except as disclosed in the Statutory Prospectus and the Prospectus (i) the Company and each of its Subsidiaries owns or has adequate licenses or other rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) sufficient in all material respects to conduct its business as now conducted, (ii) to the Company’s knowledge, the business of the Company and its Subsidiaries as currently conducted does not infringe the Intellectual Property rights of others, except as would not reasonably be expected to have a Material Adverse Effect, (iii) there are no pending or, to the Company’s knowledge, threatened actions, suits or proceedings against the Company or any of its subsidiaries that allege that the Company or any of its subsidiaries is infringing any third-party Intellectual Property rights, which actions, suits or proceedings could reasonably be expected to have a Material Adverse Effect, and (iv) in the three-year period prior to the date hereof, the Company and its Subsidiaries have not received any written notice from any third party claiming that the Company or any of its subsidiaries is infringing any third-party patent or challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.
     (m) Except as disclosed in the Statutory Prospectus and the Prospectus, the Company and each of its subsidiaries has good and marketable title in fee simple or have valid and enforceable rights to lease or otherwise use all real property, and good and marketable title to all personal property owned by it that are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as would not result in a Material Adverse Effect. Since the date of the latest balance sheet of the Company included in the Registration Statement, Statutory Prospectus and Prospectus, (i) there has not been any event which would reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor its Subsidiaries has (A) issued any securities (other than the issuance of securities pursuant to the Company’s existing equity incentive plans or bonus plans or the issuance of Common Stock pursuant to the exercise of stock options or other equity awards granted under the Company’s equity incentive plans) or incurred any indebtedness, except such indebtedness incurred in the ordinary course of business (B) except as disclosed in the Registration Statement, Statutory Prospectus and Prospectus, entered into any material transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.
     (n) There is no document, contract or other agreement required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the Statutory Prospectus or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the Statutory Prospectus or the Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.
     (o) The statistical and market related data included in the Registration Statement, the Statutory Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
     (p) Neither the Company nor any Subsidiary is in (i) violation of its certificate or articles of incorporation or organization, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any Subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) be reasonably expected to have a Material Adverse Effect.
     (q) This Agreement has been duly authorized, executed and delivered by the Company.
     (r) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, require the repurchase, redemption or repayment of all or any portion of, conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect and except for any breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, result in a Material Adverse Effect.
     (s) The Company has authorized and outstanding capital stock as of July 3, 2009 as set forth under the caption “Capitalization” in the Statutory Prospectus and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its Subsidiaries or any such rights pursuant to its certificate or articles of incorporation or organization or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus.
     (t) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement.
     (u) Except as set forth in the General Disclosure Package, there are no legal or governmental actions, suits, claims or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.
     (w) Neither the Company nor any of its Subsidiaries is involved in any labor dispute with its employees nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.
     (x) No transaction has occurred between or among the Company and any of its executive officers, directors, or other affiliates that is required by Item 404 of Regulation S-K to be described in, and is not described, in the Registration Statement, the Statutory Prospectus and the Prospectus.

     (y) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.
     (z) The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect), and, except as set forth in the Statutory Prospectus and Prospectus, has paid all taxes and all assessments required to be paid by them, except for any such taxes or assessments currently being contested in good faith and as would not, individually or in the aggregate, have a Material Adverse Effect. All returns filed by the Company and each of its subsidiaries were true and correct in all material respects at the time of filing. There are no tax audits or investigations pending against the Company, which if adversely determined against the Company would have a Material Adverse Effect.
     (aa) The Shares have been duly authorized for listing on the NASDAQ Global Select Market.
     (bb) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Global Select Market, nor has the Company received any written notification that the Commission or the NASDAQ Global Select Market is contemplating terminating such registration or quotation.
     (cc) The Company and its subsidiaries, on a consolidated basis, maintains a system of internal accounting controls that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company as appropriate to allow timely decisions regarding timely disclosure; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.
     (ee) Since the date of the Company’s last quarterly report on Form 10-Q, the Company is not aware of (i) any material weaknesses in internal controls; or (ii) any fraud,

whether or not material, that involves management or other employees who have a role in the Company’s internal controls.
     (ff) The Company is in compliance in all material respects with all applicable continued listing and corporate governance rules of The NASDAQ Stock Market LLC.
     (gg) The Company and, to the Company’s knowledge, its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.
     (hh) The Company and its Subsidiaries are insured against such losses and risks and in such amounts as the Company reasonably deems adequate; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company’s or its Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; and the Company and each of its Subsidiaries is in compliance with the terms of such policies and instruments in all material respects.
     (ii) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Shares for public offering by the Underwriter under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
     (jj) There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Underwriter.
     (kk) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus or except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment which are applicable to its business (“Environmental Law”); (ii) neither the Company nor its subsidiaries has received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws; and (iii) to the Company’s knowledge, no facts currently exist that will subject the Company or any of its Subsidiaries to liability for toxic substance remediation under Environmental Laws.
     (ll) The Company is not, and after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment

Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.
     (mm) Neither the Company, nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or its subsidiaries, has directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated in any material respect the Foreign Corrupt Practices Act of 1977, as amended.
     (nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and any other applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
     (oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (pp) Except as described in the Statutory Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (qq) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and which is subject to Section 302 of ERISA, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Except as would not have a Material Adverse Effect, no “Reportable Event” (as defined in Section 4043 of ERISA) has occurred with respect to any “Pension Plan” (as defined in Section 3(2) of ERISA) for which the Company could have any liability.

     (rr) None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 4(d) below.
     (ss) Except for Brooktree Broadband Holding, Inc., Conexant Systems Worldwide, Inc., Conexant USA, LLC, and Conexant, Inc., the Company has no significant subsidiaries within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act.
     (tt) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement), that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finders fee, or like payment in connection with the offer and sale of the Shares or any transaction contemplated by this Agreement, the General Disclosure Package or the Prospectus.
               3. [Reserved]
               4. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter to purchase the Shares are subject to each of the following terms and conditions:
     (a) Notification that the Registration Statement has become effective shall have been received by the Underwriter and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such Rule.
     (b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. If the Company has elected to rely upon Rule 430A, information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.
     (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.
     (d) The Underwriter shall have received on each Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) to their knowledge, the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) to their knowledge, the Company has performed in all material respects all covenants and agreements and satisfied in all material respects all conditions contained herein required to be performed or satisfied by the Company; (iii) in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Applicable Time no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus that was not so set forth; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.
     (e) The Underwriter shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Underwriter and dated the date of this Agreement, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Underwriter and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (f) The Underwriter shall have received on each Closing Date from O’Melveny & Myers LLP, counsel for the Company, an opinion, addressed to the Underwriter and dated such Closing Date, and stating in effect the matters set forth in Exhibit B hereto.
     (g) The Underwriter shall have received on each Closing Date from Mark Peterson, General Counsel of the Company, an opinion, addressed to the Underwriter, and dated such Closing Date, and stating in effect the matters set forth in Exhibit C hereto.
     (h) The Underwriter shall have received on each Closing Date from Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), counsel for the Underwriter, a favorable opinion, addressed to the Underwriter and dated such Closing Date, covering such matters as are customarily covered in transactions of this type, and the Company shall have furnished to

Pillsbury such documents as they may reasonably request for purposes of enabling them to pass upon such matters.
     (i) The Underwriter shall have received copies of the written lock-up agreements in the form attached hereto as Exhibit A (“Lock-up Agreements”) executed by each person listed on Schedule I hereto.
     (j) The Shares shall have been approved for listing on the NASDAQ Global Select Market, subject only to official notice of issuance.
     (k) The Underwriter shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company (other than as a result or the exercise of outstanding stock options) or other than as disclosed in the General Disclosure Package, any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or would reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that if determined adversely to the Company reasonably would be expected to result in a Material Adverse Effect or that affects or would reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Underwriter’s judgment to proceed with the purchase or offering of the Shares as contemplated hereby.
     (l) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates or documents as the Underwriter shall have reasonably requested.
               5. Covenants and other Agreements of the Company and the Underwriter.
     (a) The Company covenants and agrees as follows:
(i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing

Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.
(ii) The Company shall promptly advise the Underwriter in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time (including by incorporation by reference of any document filed under the Exchange Act and will provide the Underwriter with a reasonable opportunity to comment on any such amendment. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
(iii) If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.
(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(v) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules

covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(vi) The Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) in such quantities as the Underwriter reasonably requests and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. If applicable, the copies of the Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(vii) The Company shall cooperate with the Underwriter and counsel for the Underwriter in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
(viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
(ix) Without the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing equity incentive plans or bonus plans as described in the Registration Statement and the Prospectus or the issuance of Common Stock pursuant to the exercise of stock options; provided that from time to time following the 30th day after the date of this Agreement, the Company may issue, sell or register with the Commission, or otherwise dispose of any Common Stock of the Company (or any securities convertible into, exercisable for or exchangeable for Common Stock of the Company) in exchange for up to $20,000,000 aggregate principal amount of the Company’s 4.00% convertible subordinated notes due 2026. If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Underwriter waives, in writing, such extension; provided, however, that this extension shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
(x) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NASDAQ Global Select Market (including any required registration under the Exchange Act) provided however the Company shall make all filings required by NASDAQ that may be filed after the completion of the offering of the Shares within the period required by NASDAQ.
(xi) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Underwriter unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.
(xii) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.
     (b) The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriter; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriter in connection with such review; (vi) inclusion of the Shares for listing on the NASDAQ Global Select Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter; provided, however, in the event this Agreement is terminated pursuant to any of its provisions, Section 8(b)(y) hereof shall only require the Company to reimburse the Underwriter for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder. Subject to the provisions of Section 8, the Underwriter agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, (i) all costs and expenses incident to the performance of the obligations of the Underwriter under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriter and (ii) one-half of the reasonable fees and disbursements of counsel for the Company in connection with the preparation and providing of its negative assurance letter to the Underwriter pursuant to Section 4(f) hereof.
     (c) The Company acknowledges and agrees that the Underwriter has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriter, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriter has not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.
     (d) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of

Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.
               6. Indemnification.
     (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Statutory Prospectus (considered together with the Pricing Information), the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus (considered together with the Pricing Information), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) The Underwriter agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement the Statutory Prospectus (considered together with the

Pricing Information) or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus (considered together with the Pricing Information) or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information.
     (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 6. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party and the agreement of the indemnifying party to pay fees and costs of such counsel has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.
               7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.
               8. Termination.
     (a) This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Underwriter by notifying the Company at any time at or before a Closing Date if: (i) in the good faith judgment of the Underwriter there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the good faith judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc. or The NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the good faith judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.
     (b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriter because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriter for all out of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) if the Underwriter shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, the Underwriter shall not be relieved of liability to the Company for damages occasioned by its failure or refusal.
               9. [Reserved]
               10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, and the Underwriter, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

     This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from the Underwriter merely because of such purchase.
     All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, to Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017 Attention: Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017 Attention: General Counsel, and to Pillsbury Winthrop Shaw Pittman LLP, 2475 Hanover Street, Palo Alto, California 94304, Attention: Jorge del Calvo and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to 400 MacArthur Boulevard, Newport Beach, California 92660, Attention: General Counsel and to O’Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California 92660, Attention: Andor Terner.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, CONEXANT SYSTEMS, INC.
By	/s/ Mark D. Peterson
Name: Mark D. Peterson
Title: Secretary

Confirmed:
OPPENHEIMER & CO. INC.

By	/s/ Sameer Vasudev
Name: Sameer Vasudev Title: Managing Director

SCHEDULE I
Lock-up Signatories
     William E. Bendush
     Steven J. Bilodeau
     Sailesh Chittipeddi
     Dwight W. Decker (until November 23, 2009)
     F. Craig Farrill
     Jean Hu
     Balakrishnan S. Iyer
     Matthew E. Massengill
     D. Scott Mercer
     Mark D. Peterson
     Christian Scherp
     Jerre L. Stead

Sch I - 1

SCHEDULE II
Issuer Free Writing Prospectuses
Road Show dated September 23, 2009 posted to NetRoadShow.

Sch II - 1

SCHEDULE III
Pricing Information
Number of shares offered: 7,000,000
Over-allotment option: 1,050,000
Public offering price: $2.85 per share
Underwriting discount: $0.15675 per share
Net proceeds to Company (excluding over-allotment option) after deducting the underwriting discount and estimated offering expenses payable by the Company: $18,402,750

Sch III - 1

Exhibit A
Form of Lock-Up Agreement
September __, 2009
Oppenheimer & Co. Inc.
As Representative of the Several Underwriters
c/o Oppenheimer & Co. Inc.
300 Madison Avenue
New York, New York 10017
     Re: Public Offering of Conexant Systems, Inc.
Ladies and Gentlemen:
     The undersigned, a holder of common stock, par value $0.01 (“Common Stock”), or rights to acquire Common Stock, of Conexant Systems, Inc. (the “Company”) understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of Common Stock of the Company (the “Shares”).
     In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date that the final prospectus supplement (the “Prospectus Supplement”) is filed with the Securities and Exchange Commission relating to the Public Offering (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Securities”) owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired, (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, or (3) engage in any short selling of any Securities, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities. The

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foregoing shall not apply to (a) Securities to be transferred as a bona fide gift or gifts or by will or intestacy (provided that any transferee thereof shall execute and deliver to Oppenheimer & Co. Inc., on behalf of the Underwriters, a letter substantially in the form hereof as a condition to any such transfer), (b) the exercise of any option, warrant or other right outstanding on the date hereof to acquire Common Stock, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or the conversion of any convertible security into Common Stock, provided that any Common Stock received as a result thereof by the undersigned will also be subject to this Lock-Up Agreement, (c) Securities transferred to one or more trusts for the benefit of the undersigned or a family member (provided that any transferee thereof shall execute and deliver to Oppenheimer & Co. Inc., on behalf of the Underwriters, a letter substantially in the form hereof as a condition to any such transfer), and (d) sales under any 10b-5 plan in effect prior to the date of this Lock-Up Agreement.
     Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed in this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement. In addition, this Lock-Up Agreement shall lapse and become null and void if the Public Offering shall not have occurred on or before October 31, 2009.
     The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
By:
Name:
Title:

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Exhibit B
Form of Opinion of O’Melveny & Myers LLP
The opinion of O’Melveny & Myers LLP, to be delivered pursuant to Section 4(f) of the Agreement, shall be to the following effect:
(i) The Company is a corporation validly existing in good standing under the laws of the State of Delaware, with corporate power to own and lease its properties and assets, to carry on its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus.
(ii) Each of Conexant, Inc., Conexant Systems Worldwide, Inc. and Brooktree Broadband and Holding Inc. is a corporation validly existing in good standing under the laws of the State of Delaware, with corporate power to own and lease its properties and assets and to carry on its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus.
(iii) Conexant USA, LLC is a limited liability company validly existing in good standing under the laws of the State of Delaware with the power under the Delaware Limited Liability Company Act and its certificate of formation and limited liability company agreement to carry on its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus.
(iv) The Company is qualified as a foreign corporation to do business in the State of California and is in good standing in the State of California.
(v) The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement has been duly executed and delivered by the Company.
(vi) The issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Shares in accordance with this Agreement and the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of Mellon Investor Services, LLC or its nominee, the Shares will be validly issued, fully paid and non assessable.
(vii) The holders of capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company’s capital stock, including the Shares, under the Company’s Certificate of Incorporation and Bylaws or the Delaware General Corporation Law.
(viii) The execution and delivery by the Company of the Agreement do not, and the Company’s performance of its obligations under the Agreement will not, (i) violate the Company’s Certificate of Incorporation or Bylaws, (ii) violate, breach or result in a default under, give rise to a right to accelerate any payment due under, require the repurchase, redemption or repayment of all or any portion of, conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company under, any other agreement (the “Other Agreements”) listed in an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, as amended, the Company’s Quarterly Reports on Form 10-Q for the quarters ended January 2, 2009, April 3, 2009, and July 3, 2009, and the Company’s Current Reports on Form 8-K filed on October 20, 2008, November 18, 2008, November 25, 2008, December 9, 2008, December 15, 2008 (with respect to Item 5.02 only), December 30, 2008, February 24, 2009, April 24, 2009, May 15, 2009, July 15, 2009 (as amended on July 16, 2009), August 14, 2009, August 28, 2009 and September 10, 2009 (collectively, the “Incorporated Documents”), or (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California, Delaware, New York or federal court or governmental authority binding on the Company and identified in the Company Certificate. If an Other Agreement is governed by the laws of a jurisdiction other than California or New York, OMM may assume such Other Agreement would be interpreted in accordance with its plain meaning, except that technical terms would mean what lawyers generally understand them to mean for agreements governed by the laws of California. OMM need not express any opinion with respect to any provision of any Other Agreement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination.
(ix) The execution and delivery by the Company of the Agreement do not, and the Company’s performance of its obligations under the Agreement will not, violate the current Delaware General Corporation Law or any current California or federal statute, rule or regulation that OMM has, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement except that OMM expresses no opinion regarding any federal securities laws or the Blue Sky or state securities laws except as otherwise expressly stated therein.
(x) No order, consent, permit or approval of any California or federal governmental authority that OMM has, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement is required on the part of the Company for the execution and delivery of the Agreement or for the issuance and sale of the Shares, except as have been obtained under the Securities Act or the rules and regulations thereunder and such as may be required under state securities or Blue Sky laws or the bylaws and rules of FINRA.
(xi) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Securities Act and the related rules and regulations in effect at the date of filing, except that OMM expresses no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.
(xii) The Registration Statement has been declared effective under the Securities Act, and to such counsel’s knowledge no stop order suspending the effectiveness of the Registration Statement has been issued.
(xiii) The capital stock of the Company conforms in all material respects to the description thereof contained in the Statutory Prospectus and the Prospectus under the caption “Description of Capital Stock.”
(xiv) The Company is not an “investment company” required to register under the Investment Company Act of 1940, as amended.
     OMM shall also provide a statement that OMM, as special counsel to the Company, has reviewed the Registration Statement, the General Disclosure Package, and the Prospectus, and participated in discussions with the Underwriter, including its counsel, and representatives of the Company and its independent public accountants at which the contents of the Registration Statement, the General Disclosure Package, and the Prospectus and related matters were discussed. The purpose of OMM’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the General Disclosure Package or the Prospectus, and OMM did not undertake any obligation to verify independently any of the factual matters set forth in the General Disclosure Package or the Prospectus (except for the statements contained in the Prospectus described in paragraph (xiii) above). Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus involved matters of a non-legal nature.
     Subject to the foregoing, OMM shall confirm that, on the basis of the information OMM gained in the course of performing the services referred to above, nothing came to OMM’s attention that caused OMM to believe that (i) the Registration Statement, including the information deemed to be part of the Registration Statement as of the effective date pursuant to Rule 430B promulgated under the Act, (the “Effective Date”) and the Incorporated Documents, considered as a whole as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package and the Incorporated Documents, considered as a whole at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Prospectus and as of the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that OMM need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Issuer Free Writing Prospectuses or the Incorporated Documents (except for the statements contained in the Prospectus described in paragraph (xiii) above), and OMM need not express any belief with respect to (A) any document filed by the Company under the Securities

Exchange Act of 1934, as amended, whether filed before or after the Effective Time, except to the extent such document is an Incorporated Document read together with the Registration Statement, the General Disclosure Package or the Prospectus, and considered as a whole, (B) the financial statements or other financial or accounting data contained in or omitted from the Registration Statement, the Prospectus, the Issuer Free Writing Prospectuses or the Incorporated Documents or (C) the statements contained in the exhibits to the Registration Statement or the exhibits to the Incorporated Documents.

Exhibit C
Form of Opinion of General Counsel to the Company
The opinion of the General Counsel of the Company, to be delivered pursuant to Section 4(g) of the Agreement, shall be to the following effect:
To the best of such counsel’s knowledge, except as disclosed in the Registration Statement, Statutory Prospectus and Prospectus, there is not any action, suit, proceeding or other investigation, before any court or before or by any public body or board pending against, or involving the assets, properties or businesses of, the Company which is required to be disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus and is not so disclosed.

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